UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

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On October 9, 2023, LifeVantage Corporation issued the following press release:

LifeVantage “All In” Global Convention 2023 Showcases Next Phases of LV360, Consultant Training, Product Reveals, New Sales Incentives, and More

Convention hosted in San Antonio, TX, October 5-7, attended by over 2,000 Independent Consultants from around the world

Salt Lake City, UT, October 9, 2023 -- LifeVantage Corporation (Nasdaq:LFVN) (“LifeVantage” or the “Company”), a leading health and wellness company with products designed to activate optimal health processes, today announced the successful conclusion of their annual Global Convention, held from October 5-7, 2023, in San Antonio, TX. Over 2,000 LifeVantage Consultants from around the world descended on The Henry B. González Convention Center to participate in the event, which delivered updates on the Company’s LV360 strategic transformation, Consultant training and recognition, as well as many announcements regarding promotions, sales incentives, products, and business tools designed to support Consultant businesses.

“Our Global Convention is always an inspiring time for the entire LifeVantage family,” said LifeVantage President and CEO, Steve Fife. “The partnership we have between the corporate office and our Consultants is second to none and our Global Convention always solidifies that relationship. It’s exciting to come together and go “all in” on what we know will drive our business forward.”

Amongst the announcements, attendees learned about the new Fast Track Reset Incentive which launched for all markets currently operating with the new Evolve Compensation Plan. The incentive invites all Consultants to focus on the next 90-days with bonuses typically only available to new Consultants. A similar Rank Advancement Incentive was launched for markets not yet on the Evolve Compensation Plan.

Consultants also experienced new reveals including TrueScience® TrueRenew Daily Firming Complex, an innovative, cleaner, kinder retinol-alternative currently set to launch in November globally, as well as new limited-time seasonal products. It was also announced that top selling TrueScience Liquid Collagen was launching in Mexico on October 6, in the Philippines this November, and in Canada this December. Attendees were also excited to learn about the next phase of LV360, which includes the rollout of the popular Evolve Compensation Plan and other business programs into Canada, Mexico, and Europe in early 2024.

“Earlier this year we began the roll-out of our LV360 transformation initiative, which also includes a new customer loyalty program, Rewards Circle, business tool enhancements, and the launches of new, innovative, scientifically backed products, among others,” Fife continued. “We knew the evolution would be popular, but we never anticipated the wild success and energy surrounding this company transformation. It is palpable. We are moving into 2024 with unmatched advancements and a team whose momentum and determination appears unstoppable.”

While in San Antonio, the LifeVantage corporate team, alongside Consultant attendees, worked together to pack 2,000 backpacks full of food and art supplies for local school-aged children to bring home for the weekend. These bags provide food for children who struggle to receive consistent nourishment outside of school-sponsored meals.

This volunteer work is part of LifeVantage Legacy, the company’s non-profit committed to impacting the lives of one million children through programs and initiatives that make a lasting impact on future generations.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and probiotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.

Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2024 annual meeting of stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement and a WHITE universal proxy card with the SEC on September 22, 2023 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at investor.lifevantage.com/financial-information/sec-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended June 30, 2023, filed on August 28, 2023. Stockholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at investor.lifevantage.com/financial-information/sec-filings.

Public Relations Contact:
Jennifer Rumble, CerconeBrownCompany
(704) 923-6378
jrumble@cerconebrown.com

Investor Relations Contact:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

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